Exhibit 10.27.16

RESTRICTED STOCK UNIT PROGRAM

FEBRUARY 14, 2019

KEY EMPLOYEE AWARD

TERMS AND CONDITIONS

This Key Employee Award Terms and Conditions describes terms and conditions of Restricted Stock or Restricted Stock Unit Awards, as part of the ConocoPhillips Restricted Stock Unit Program (Program), granted under the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (referred to as the Plan) by ConocoPhillips (Company) to certain eligible Employees (Employees). These Terms and Conditions, together with the Award Summary given to each Employee receiving an Award, form the Award Agreement (the Agreement) relating to the Awards described. The Agreement covers both Restricted Stock and Restricted Stock Units, and the term Employee covers recipients of Awards made either in Restricted Stock or Restricted Stock Units.

1.

Type and Size of Grant. Subject to the Plan and this Agreement, the Company grants to certain eligible Employees Restricted Stock or Restricted Stock Units. Individual awards will be as set forth in the Award Summary given to each Employee to whom an Award is granted. The Award Summary for each Employee is made a part of this Agreement with regard to such Employee.

2.

Grant Date, Price, and Plan. The Grant Date is February 14, 2019. The Grant Price is set forth on the Award Summary given to each Employee to whom an Award is granted. Awards are made under the 2014 Omnibus Stock and Performance Incentive Plan.

3.

Restrictions, Forfeiture, and Lapse of Restrictions. The Restricted Stock or Restricted Stock Units subject hereto may be canceled or forfeited as set forth herein. Except as otherwise noted in this Agreement, the following summary table describes restrictions and terms, forfeiture, and lapse of restrictions, subject to the more detailed provisions set forth below:

Summary Table

Summary of Termination Rules
Status	Termination Date	Forfeiture or Lapsing of Restrictions
Retirement (age 55 and 5 years of service)	Prior to 6 months from Grant Date	Canceled upon Termination
	6 months from Grant Date & after	Restrictions lapse upon Termination
Layoff	Prior to 6 months from Grant Date	Canceled upon Termination
	6 months to 1 year from Grant Date	Award is prorated and restrictions on remaining stock/units lapse upon Termination
	1 year from Grant Date & after	Restrictions lapse upon Termination

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Disability	Any date after Grant Date	Restrictions lapse upon Termination
Death	Any date after Grant Date	Restrictions lapse upon death
Divestitures, outsourcing, and moves to joint ventures	Any date after Grant Date	Canceled upon Termination, unless otherwise approved by Authorized Party
All other Terminations		Canceled upon Termination

(a)	Restrictions and Terms.

(i)

The Award shall be held in escrow by the Company until the lapsing of restrictions placed upon the Award. The Employee shall not have the right to sell, transfer, assign, or otherwise dispose of Restricted Stock or Restricted Stock Units granted in an Award until the escrow is terminated. Except as set forth below, the Award shall be forfeited and the related Restricted Stock or Restricted Stock Units canceled upon the Employee’s Termination of Employment with the Company prior to the lapsing of restrictions. If the Employee has properly accepted the Award in accordance with the process for accepting Awards established by the Administrator from time to time, restrictions shall lapse on the Restricted Stock or Restricted Stock Units granted in an Award on the third anniversary of the Grant Date; otherwise, restrictions on the Award shall continue until the Award has been properly accepted in accordance with the process for accepting Awards established by the Administrator from time to time or until cancelled by the Authorized Party, unless otherwise determined by the Authorized Party. Upon the lapsing of restrictions, the number of shares of unrestricted Stock equal to the number of shares of Restricted Stock or Restricted Stock Units for which the restrictions have so lapsed shall be registered in the Employee’s name, and the related shares of Restricted Stock or Restricted Stock Units shall be canceled; provided, however, that the Authorized Party may choose instead to issue any Restricted Stock with the restrictions removed, rather than cancel such Restricted Stock and issue unrestricted Stock; and further provided, however, that in places where it is determined by the Authorized Party that payout in the form of unrestricted Stock is prohibited by law, regulation, or decree, or where the cost of legal compliance to issue the unrestricted Stock would be unreasonably expensive, the Fair Market Value of such unrestricted Stock shall be paid in cash instead of settlement of the Award in unrestricted Stock. Cash payouts are only permitted where such legal restrictions exist. Settlement of the Award in unrestricted Stock or cash payout, if any, shall be made upon the lapsing of restrictions on the Award, but, in any event, shall be made no later than March 15 of the year following the year in which such restrictions lapse.

(ii)

Restricted Stock Units do not have any voting rights or other rights generally associated with Stock, and are merely an obligation of the Company to make settlement in accordance with the terms and conditions applicable to such Restricted Stock Units. Restricted Stock Units granted to Employees who are resident in the United States or the United Kingdom on the Grant Date and on the United States or United Kingdom payroll on the Grant Date shall accrue a dividend equivalent at such times as an ordinary quarterly cash dividend is paid on the Stock of the Company, which dividend equivalent shall be paid in cash to the Employee to whom the Award was made. Restricted Stock Units granted to Employees other than those described in the previous sentence shall not accrue a dividend equivalent. Payment of a dividend equivalent, if any, shall be made on the first day of the third month of each calendar quarter (or, if the New York Stock Exchange is not open on such day, the first day that the New York Stock Exchange is open thereafter), and, in any event, shall be made no later than March 15 of the year following the year in which the ordinary quarterly cash dividend is paid.

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(iii)

When an Award is made of Restricted Stock, such Restricted Stock will be held in escrow for the Employee to whom the Award is made. The Employee to whom the Award is made will have all rights of ownership to such stock including, but not limited to, voting rights and the right to receive dividends, except that the Employee to whom the Award is made shall not have the right to sell, transfer, assign, or otherwise dispose of such shares until the escrow is terminated. The escrow shall end upon, and to the extent of, the lapsing of restrictions.

(b)	Termination of Employment.

(i)

General Rule for Termination. If, prior to the date on which restrictions lapse in accordance with the schedule set forth in the Award, the Employee’s employment with a Participating Company shall be terminated for any reason except death, Disability, Retirement, or Layoff, any Restricted Stock or Restricted Stock Units remaining in escrow pursuant to such Award shall be canceled and all rights thereunder shall cease; provided, however, that the Authorized Party may, in its sole discretion, determine that all or any portion of an Award shall not be canceled due to Termination of Employment.

(ii)

Layoff Within Six Months. If, prior to a date six months from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Layoff, such Award shall be canceled and all rights thereunder shall cease.

(iii)

Layoff Within One Year. If, on or after a date six months from the date an Award is granted but prior to a date one year from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Layoff, the Employee shall retain a prorated number of the Award shares or units granted. The number of Award shares or units retained will be computed by multiplying the original number of Award shares or units granted by a fraction, the numerator of which is the number of full months of employment from the first day of the month in which the Award was granted until the date the employee is terminated and the denominator of which is 12. Such calculation shall be rounded down to the nearest whole share. In such case, the restrictions on the prorated Award shall lapse on the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

(iv)

Layoff After One Year. If, on or after a date one year from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Layoff, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment. In such case, the restrictions on the Award shall lapse on the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

(v)

Retirement Within Six Months. If, prior to a date six months from the date an Award is granted, the Employee’s employment with a Participating Company shall be terminated by reason of Retirement, such Award shall be canceled and all rights thereunder shall cease.

(vi)

Retirement After Six Months. If, on or after a date six months after the Grant Date of an Award, the Employee’s employment with a Participating Company shall be terminated by reason of Retirement, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment. In such case, the restrictions on the Award shall lapse on the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

(vii)

Disability. If, after the date the Award is granted, an Employee shall terminate employment following Disability of the Employee, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment. In such case, the restrictions on the Award shall lapse on the date of Termination of Employment from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

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(viii)

Death. If, after the date an Award is granted, an Employee shall die while in the employ of a Participating Company, or after Termination of Employment by reason of Retirement, Disability, or Layoff (and prior to the cancellation of the Award), the restrictions on the Award shall lapse on the date of death, and settlement shall be made in accordance with the settlement provisions above. No transfer of an Award, or of the unrestricted Stock or other proceeds of an Award, as a result of the death of the Employee shall be effective to bind the Company unless the Authorized Party shall have been furnished with such evidence as the Authorized Party may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Award.

(ix)

Transfers and Leaves. Transfer of employment between Participating Companies shall not constitute Termination of Employment for the purpose of any Award granted under the Program. Whether any leave of absence shall constitute Termination of Employment for the purposes of any Award granted under the Program shall be determined by the Authorized Party, in each case in accordance with applicable law and by application of the policies and procedures adopted by the Company in relation to such leave of absence.

(x)

Divestiture, Outsourcing, or Move to Joint Venture. If, after the date the Award is granted, an Employee ceases to be employed by Participating Company as a result of (a) the outsourcing of a function, (b) the sale or transfer of all or a portion of the equity interest of such Participating Company (removing it from the controlled group of companies of which the Company is a part), (c) the sale of all or substantially all of the assets of such Participating Company to another employer outside of the controlled group of corporations (whether the Employee is offered employment or accepts employment with the other employer), (d) the Termination of the Employee by a Participating Company followed by employment within a reasonable time with a company or other entity in which the Company owns, directly or indirectly, at least a 50% interest, or (e) any other sale of assets determined by the Authorized Party to be considered a divestiture under this Program, the Authorized Party may, in its sole discretion, determine that all or a portion of any such Award shall not be canceled. In such cases, the restrictions on the Award shall lapse on the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

(xi)	Change of Control. Upon a Change of Control, the following shall apply to any Award:

(1)

Each Employee shall immediately become fully vested in such Award that is not assumed, or substituted for, by an acquirer in connection with the Change of Control, and such Award shall not thereafter be forfeitable for any reason, except as set forth in Section 3(c).

(2)

With regard to any other Award, each Employee shall become fully vested in such Award upon incurring a Severance following such Change of Control, and such Award shall not thereafter be forfeitable for any reason, except as set forth in Section 3(c).

(3)

In the event of vesting of an Award pursuant to either Section 3(b)(xi)(1) or Section 3(b)(xi)(2), all restrictions and other limitations applicable to any Restricted Stock granted in any Award shall lapse. With regard to such Restricted Stock, it shall become free of all restrictions and become transferable. With regard to such Restricted Stock Units, all restrictions and other limitations applicable to the Restricted Stock Units shall lapse and the Restricted Stock Units shall be settled in unrestricted Stock or cash at the same times and upon the same events as it would otherwise have been made in accordance with the settlement provisions above.

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(xii)

Specified Employees. Notwithstanding anything herein to the contrary, in the event that this Award or the dividend equivalents associated with this Award are includible in income pursuant to section 409A of the Internal Revenue Code, settlement of the Award or any other distribution hereunder due to Separation from Service with the Company and its subsidiaries shall not be made to a “specified employee” (as that term is defined in section 409A(a)(2)(B)(i)) prior to six months after the specified employee’s Separation from Service from the Company and its subsidiaries (or, if earlier, the date of death of the specified employee).

(c)	Detrimental Activities and Suspension of Award.

(i)

If the Authorized Party determines that, subsequent to the grant of any Award but prior to any Change of Control, the Employee has engaged or is engaging in any activity which, in the sole judgment of the Authorized Party, is or may be detrimental to the Company or a subsidiary, the Authorized Party may cancel all or part of the Restricted Stock or Restricted Stock Units held in escrow pursuant to the Award or Awards granted to that Employee. Upon any Change of Control, the Authorized Party may cancel all or part of the Restricted Stock or Restricted Stock Units held in escrow pursuant to the Award granted to the Employee only upon a determination by the Authorized Party that the Employee has given the Company Cause for such cancellation.

(ii)

If the Authorized Party, in its sole discretion, determines that the lapsing of restrictions on Restricted Stock or Restricted Stock Units held in escrow pursuant to any Award has the possibility of violating any law, regulation, or decree pertaining to the Company, any of its subsidiaries, or the Employee, the Authorized Party may freeze or suspend the Employee’s right to settlement or payout of the Award until such time as the lapse of restrictions would no longer, in the sole discretion of the Authorized Party, have the possibility of violating such law, regulation, or decree.

(iii)	Notwithstanding anything herein to the contrary, any Award is subject to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

4.	No Assignment of Award Except Upon Death. Rights under the Plan and this Agreement cannot be assigned or transferred other than as a consequence of the death of the Employee.

5.

Tax Withholding. In all cases the Employee will be responsible to pay all required withholding taxes applicable to an Award. Should a withholding tax obligation arise with regard to an Award or the lapsing of restrictions on Restricted Stock or Restricted Stock Units granted in an Award, the Company may satisfy the withholding tax obligation by withholding shares. The value of the shares of Stock withheld for this purpose shall be an amount consistent with applicable laws and regulations. In cases where a withholding tax obligation arises prior to the lapse of restrictions on Restricted Stock or Restricted Stock Units granted in an Award, the Company may instead satisfy the withholding tax obligation by payment of cash by the Employee. Payment of cash shall not be allowed unless the Employee and Company have agreed to make such payment by payroll withholding. If any interest is required under local laws, regulations, or decrees to be charged on or imputed against the payroll withholding, the Employee shall be responsible for paying such interest, which shall be withheld from pay. In cases where payment by payroll withholding cannot be made due to circumstances arising after the election or where the Authorized Party has determined that such withholding would violate any applicable law, regulation, or decree, shares of Stock shall be withheld instead. When necessary, lapsing of restrictions may be accelerated by the Authorized Party to the extent necessary to provide shares of Stock to satisfy any withholding tax obligation. This withholding tax obligation includes, but is not limited to, federal, state, and

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local taxes, including applicable non-U.S. taxes such as U.K. PAYE. If Australian tax law applies to the Employee, then an Award is a scheme to which Subdivision 83A-C of the Income Tax Assessment Act 1997 of Australia applies (subject to the conditions in that Act).

6.

Shareholder Rights for Restricted Stock Units. The Employee shall not have the rights of a shareholder until the Restricted Stock Unit has been canceled and ownership of shares of Stock has been transferred to the Employee. As described above, the Company may pay dividend equivalents with regard to Restricted Stock Units in certain circumstances.

7.

Certain Adjustments. In the event certain corporate transactions, recapitalizations, or stock splits occur while Restricted Stock or Restricted Stock Units are outstanding, the Grant Price and the number of shares of Restricted Stock or Restricted Stock Units shall be correspondingly adjusted.

8.

Relationship to the Plan. In addition to the terms and conditions described in this Agreement, Awards are subject to all other applicable provisions of the Plan. The decisions of the Committee with respect to questions arising as to the interpretation of the Plan or this Agreement or as to findings of fact shall be final, conclusive, and binding.

9.	No Employment Guarantee. No provision of this Agreement shall confer any right upon the Employee to continued employment with any Participating Company.

10.	Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

11.

Amendment. Without the consent of the Employee, this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of an Employee or to add to the rights of an Employee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, provided, in each case, that such changes or corrections shall not adversely affect the rights of the Employee with respect to the grant of an Award evidenced hereby without the Employee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws.

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DEFINITIONS

Capitalized terms not defined below shall have the meanings set forth in the Plan.

“Administrator” means the CEO, who is authorized, with regard to outstanding Awards, to administer the Program and take action under this the Program. The CEO may delegate such administrative duties and responsibilities as shall be deemed desirable.

“Authorized Party” means the person who is authorized to approve an Award, exercise discretion, or take action under the Administrative Procedure for the Restricted Stock Unit Program and pursuant to the Program. With regard to Senior Officers, the Committee is the Authorized Party. With regard to other Employees, the Chief Executive Officer, acting as the Special Equity Award Committee of the Board of Directors of the Company, is the Authorized Party, although the Committee may act concurrently as the Authorized Party. The Authorized Party may delegate duties and responsibilities regarding the operation of the Program, other than the authority to grant an Award.

“Award” means any Restricted Stock or Restricted Stock Units granted to an Employee pursuant to such applicable terms, conditions, and limitations as the Authorized Party may establish in order to fulfill the objectives of the Program.

“Cause” means “Cause” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan.

“Change of Control” has the meaning set forth in Attachment A to these Terms and Conditions.

“Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company, or any successor committee to it.

“Company” means ConocoPhillips, a Delaware corporation.

“Disability” means a disability for which the employee in question has been determined to be entitled to either (i) benefits under the applicable plan of long-term disability of the Company or its subsidiaries or (ii) disability benefits under the Social Security Act. In the absence of any such determination, the Authorized Party may make a determination that the employee has a Disability.

“Fair Market Value” means, as of a particular date, the mean between the highest and lowest sales price per share of such Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at a designated time.

“Good Reason” means “Good Reason” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan.

“Grant Price” means the Fair Market Value for one share of Stock as of the date of the grant of an Award. Grant Price is not adjusted for any restrictions applicable to the Award.

“Key Employee Change in Control Severance Plan of ConocoPhillips” means the plan of that name (or a successor plan to the plan of that name) in effect on an applicable Change of Control. If no plan of that name (or successor plan to the plan of that name) is in effect on an applicable Change of Control, it shall mean instead the plan of that name in effect on the date of the Award.

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“Layoff” means an applicable Termination of Employment due to layoff under the ConocoPhillips Severance Pay Plan, the ConocoPhillips Executive Severance Plan, or the ConocoPhillips Key Employee Change in Control Severance Plan, or layoff or redundancy under any similar layoff or redundancy plan which the Company or its subsidiaries may adopt from time to time. If all or any portion of the benefits under the redundancy or layoff plan are contingent on the employee’s signing a general release of liability, such Termination shall not be considered as a “Layoff” for purposes of this Award unless the employee executes and does not revoke a general release of liability, acceptable to the Company, under the terms of such layoff or redundancy plan. In order to be considered a layoff for purposes of this Award, the Termination of Employment must also be considered a Separation from Service.

“Participating Company” includes ConocoPhillips and its 100% owned subsidiaries, including both those directly owned and those owned through subsidiaries, whose participation has been approved by the Authorized Party.

“Restricted Stock” means shares of Stock that have certain restrictions attached to the ownership thereof.

“Restricted Stock Unit” means a unit equal to one share of Stock (as determined by the Authorized Party) that is subject to forfeiture provisions or that has certain restrictions attached to the ownership thereof.

“Retirement” means Termination at age 55 or older with a minimum of 5 years of service with a Participating Company; provided, however, that with regard to an Employee not on the United States payroll, the CEO may approve the use of a different definition. Service is defined by the policies of the Participating Company.

“Senior Officer” means the Chairman of the Board, the CEO, all other executive officers of the Company (determined in accordance with the Company’s custom and practice pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended), all other employees of the Company who report directly to the CEO and whose salary grade is 23 or higher, and all other employees of the Company whose salary grade is 26 or higher.

“Separation from Service” means “separation from service” as that term is used in section 409A of the Internal Revenue Code.

“Severance” means “Severance” as that term is defined in the Key Employee Change in Control Severance Plan of ConocoPhillips applied as if an Employee were a participant under such plan, and shall also incorporate the meaning of the terms “Cause” and “Good Reason” contained in the definition of “Severance” in such plan.

“Stock” means shares of common stock of the Company, par value $.01. Stock may also be referred to as “Common Stock.”

“Termination” or “Termination of Employment” means cessation of employment with the Participating Companies, determined in accordance with the policies and practices of the Participating Company for whom the Employee was last performing services.

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Attachment “A”

“Change of Control”

The following definitions apply to the Change of Control provision in Section 10 of the Plan.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

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“Board” shall have the meaning set forth in the Plan.

“Change of Control” shall mean any of the following occurring on or after January 1, 2019:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding solely as a result of (i) any acquisition directly from the Company or (ii) any acquisition by a Person pursuant to a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition;

(b) individuals who, as of January 1, 2019, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2019 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) the Company shall consummate a reorganization, merger, statutory share exchange, consolidation, or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such Business Combination or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such Business Combination; or

(d) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a transaction that complies with clauses (i), (ii), and (iii) of subsection (c) of this definition.

“Common Stock” shall have the meaning set forth in the Plan.

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“Company” shall have the meaning set forth in the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any entity controlled by the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and any Person organized, appointed, or established by the Company for or pursuant to the terms of any such employee benefit plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of January 1, 2019 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization, or other entity.

“Voting Stock” shall mean, (1) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

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